Exhibit 99.2

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL AND OTHER DATA

The following table sets forth certain condensed consolidated unaudited pro forma financial and other data of the Company for the periods and at the dates indicated. The unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2018, for the three months ended March 31, 2019 and for the twelve-month period ended March 31, 2019 have all been prepared to give effect to the Merger, including an estimated impact of divestiture of certain Nexstar and Tribune stations in order to comply with the FCC ownership rules in certain Overlap Markets (as defined herein) and for combined national audience reach purposes, and the borrowings to fund the net cash requirements and refinance certain existing debt of Nexstar and Tribune. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018, for the three months ended March 31, 2019 and for the twelve-month period ended March 31, 2019 have been prepared as though the Merger, the divestitures and the debt transactions, including the Notes offered hereby, occurred as of January 1, 2018. The summary unaudited pro forma condensed consolidated balance sheet data has been prepared to give effect to the Transactions as of March 31, 2019.

The pro forma adjustments related to the Transactions are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. The pro forma adjustments described in the accompanying notes will be made as of the closing dates of the Transactions and may differ from those reflected in the summary unaudited pro forma condensed consolidated financial data. Revisions to the pro forma adjustments which may be required by the final purchase price allocations and/or pre-closing or post-closing purchase price adjustments, if any, may have a significant impact on such financial data.

The summary unaudited pro forma condensed consolidated financial data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the dates or for the periods indicated and do not purport to indicate consolidated balance sheet data or statement of operations data or other financial data as of any future date or for any future period.

You should read the data below in conjunction with the information contained in “The Transactions,” “—Summary Historical Consolidated Financial and Other Data of Nexstar,” “—Summary Historical Consolidated Financial and Other Data of Tribune,” “Risk Factors,” “Unaudited Pro Forma Condensed Combined Financial Information,” the consolidated financial statements of Nexstar and the related notes thereto incorporated herein by reference and the consolidated financial statements of Tribune and the related notes thereto incorporated herein by reference.

	Year Ended December 31, 2018	Three Months Ended March 31, 2019	Twelve Months Ended March 31, 2019
	(in thousands)
Pro Forma Income Statement Data:
Net revenue	$4,266,475	$960,261	$4,279,981
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	1,634,965	425,043	1,667,249
Selling, general, and administrative expenses, excluding depreciation and amortization	1,019,104	242,464	1,018,732
Depreciation	139,065	34,971	140,812
Amortization of intangible assets	343,432	84,450	343,054
Amortization of broadcast rights	191,334	43,094	184,470
Goodwill and impairment	19,911	—	19,911
Gain on sales of spectrum	(83,091)	—	—
Gain on sales of real estate, net	(24,657)	—	(24,657)
Reimbursement from the FCC related to station repack	(33,897)	(16,831)	(49,280)

Total operating expenses	3,206,166	813,191	3,300,291

Income from operations	1,060,309	147,070	979,690
Income on equity investments, net	(1,906)	2,981	4,291
Interest expense, net	(475,644)	(115,425)	(473,574)
Interest income	405	80	403
Loss on extinguishment of debt	(12,120)	(1,698)	(12,813)
Pension and other postretirement plans credit, net	38,894	6,030	34,890
Gain on investment transactions	(1,113)	86,272	81,271
Other expenses	(947)	(2,662)	(3,129)

Income before income taxes	607,878	122,648	611,029
Income tax (expense) benefit	(139,788)	(26,421)	(128,986)

Net income	468,090	96,227	482,043
Net loss (income) attributable to noncontrolling interests	1,253	(1,991)	(1,525)

Net income attributable to Nexstar Media Group, Inc.	$469,343	$94,236	$480,518

As of March 31, 2019
(in thousands)
Pro Forma Balance Sheet Data:
Pro forma cash and cash equivalents	$262,272
Pro forma total assets	14,123,830
Pro forma total debt	8,642,886
Pro forma total stockholders’ equity	1,887,157

	Year Ended December 31, 2018	Three Months Ended March 31, 2019	Twelve Months Ended March 31, 2019
	(in thousands)
Pro Forma Other Financial Data:
Pro forma broadcast cash flow(1)(3)	$1,595,970	$282,189	$1,586,104
Pro forma adjusted EBITDA(2)(3)	1,610,748	396,363	1,635,325
Pro forma free cash flow(3)(4)	1,024,695	385,559	1,258,124
Pro forma covenant EBITDA(3)(5)	1,875,417	455,158	1,901,014

(1)

Broadcast cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, corporate expenses, other expense (income) and goodwill and intangible assets impairment, minus pension and other postretirement plans credit (net), reimbursement from the FCC related to station repack and broadcast rights payments.

(2)	Adjusted EBITDA is calculated as broadcast cash flow, plus pension and other postretirement plans credit (net), minus corporate expenses.
(3)

Broadcast cash flow, Adjusted EBITDA, Covenant EBITDA and free cash flow are non-GAAP financial measures. We believe the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure our ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for our business.

(4)

Free cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, stock-based compensation expense, non-cash compensation expense, goodwill and intangible assets impairment and other expense (income), minus payments for broadcast rights, cash interest expense, capital expenditures, proceeds from disposals of property and equipment, and net operating cash income taxes.

(5)

Covenant EBITDA is calculated in accordance with the credit agreement governing our obligations under the Existing Credit Facilities (based on a trailing twelve months) as Adjusted EBITDA plus non-cash charges and expenses and nonrecurring charges, stock-based compensation expense, transaction synergies and further adjusts for the pro forma effect of acquisitions consummated within the past twelve months.

The following is a reconciliation of pro forma broadcast cash flow, pro forma Adjusted EBITDA, pro forma Covenant EBITDA and pro forma free cash flow to pro forma net income:

	Year Ended December 31, 2018	Three Months Ended March 31, 2019	Twelve Months Ended March 31, 2019
		(in thousands
Pro forma net income	$468,090	$96,227	$482,043
Add (Less):
Interest expense, net	475,239	115,345	473,171
Loss on extinguishment of debt	12,120	1,698	12,813
Income tax expense	139,788	26,421	128,986
Depreciation	139,065	34,971	140,812
Amortization of intangible assets	343,432	84,450	343,054
Amortization of broadcast rights	191,334	43,094	184,470
Amortization of right-of-use assets attributable to favorable (unfavorable) leases	—	946	946
Reorganization items, net	2,400	1,318	2,825
Gain on sales of spectrum	(83,091)	—	—
Loss (gain) on investment transactions	1,113	(86,272)	(81,271)
(Gain) on asset disposal (including real estates), net	(18,604)	(540)	(19,857)
Loss on operating lease terminations	—	411	411
Corporate expenses	195,707	44,938	195,205
Goodwill impairment	19,911	—	19,911
Intangible assets impairment	3,100	—	3,100
Impairment of broadcast rights	28,380	—	28,380
Loss (income) on equity investments, net	1,906	(2,981)	(4,291)
Other expenses	947	2,662	3,129
Pension and other postretirement plans credit, net	(38,894)	(6,030)	(34,890)
Reimbursement from the FCC related to station repack	(33,897)	(16,831)	(49,280)
Payments for broadcast rights	(252,076)	(57,638)	(243,563)

Pro forma broadcast cash flow	1,595,970	282,189	1,586,104
Add (Less):
Distributions from equity investments	171,591	153,082	209,536
Pension and other postretirement plans credit, net	38,894	6,030	34,890
Corporate expenses, excluding one-time transaction expenses	(147,311)	(38,392)	(145,705)

Pro forma adjusted EBITDA before one-time transaction expenses	1,659,144	402,909	1,684,825
Add (Less):
Corporate one-time transaction expenses	(48,396)	(6,546)	(49,500)

Pro forma adjusted EBITDA	$1,610,748	$396,363	$1,635,325

Add (Less):
Stock-based compensation expense	52,030	12,878	53,964
Non-recurring charges(a)	48,396	6,546	49,500
Non-cash revenue and expense(net)(b)	(1,340)	400	(1,176)
Pro forma adjustments(c)	6,530	1,633	6,530
Transaction Synergies(d)	160,000	40,000	160,000
Other expense	(947)	(2,662)	(3,129)

Pro forma covenant EBITDA	$1,875,417	$455,158	$1,901,014

(a)	Includes legal and professional fees related to acquisitions or financing events and severance on newly acquired stations.
(b)	Includes the reversal of trade revenue less trade expense, amortization of deferred representation fee incentive and recognition of deferred gain on sale of towers.
(c)

Represents the historical results of acquired businesses for periods within the previous twelve months during which such businesses were not owned, but does not reflect any results related to the Merger or Tribune. Additionally, includes pro forma adjustments made to historical results for changes made in the operations of such businesses upon acquisition, primarily for reductions in salaries and related costs and increases due to entering into retransmission agreements.

(d)

Represents estimated annual savings from the integration of Nexstar and Tribune expected to be realizable within 12 months of closing of the Transaction, including (i) corporate overhead reduction of approximately $20 million, consisting primarily of reductions to personnel, travel and entertainment, and elimination of redundant Board and professional services expenses, (ii) net increases of retransmission revenue of approximately $75 million as Tribune subscriber counts will be billed at Nexstar rates and (iii) Station and Digital Expense Reduction of approximately $65 million of expected cost savings related to rationalization of costs at the individual station level and from digital expenses in overlapping divisions; further, a planned third party migration will help to mitigate costs in the digital business. No amounts have been attributed specifically to the year ended December 31, 2018 or the three months ended March 31, 2019 for purposes of these calculations.

The estimated Nexstar and Tribune synergies are approximations based upon a number of assumptions and estimates that are in turn based on our analysis of the various factors which currently, and could in the future, impact our and Tribune’s businesses. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies. We cannot assure you that any or all of these synergies will be achieved in the anticipated amounts or within the anticipated timeframes or cost expectations or at all.

	Year Ended December 31, 2018	Three Months Ended March 31, 2019	Twelve Months Ended March 31, 2019
	(in thousands)
Pro forma net income	$468,090	$96,227	$482,043
Add (Less):
Interest expense, net	475,239	115,345	473,171
Loss on extinguishment of debt	12,120	1,698	12,813
Income tax expense	139,788	26,421	128,986
Depreciation	139,065	34,971	140,812
Amortization of intangible assets	343,432	84,450	343,054
Amortization of broadcast rights	191,334	43,094	184,470
Amortization of right-of-use assets attributable to favorable (unfavorable) leases	—	946	946
Reorganization items, net	2,400	1,318	2,825
Gain on sales of spectrum	(83,091)	—	—
Loss (gain) on investment transactions	1,113	(86,272)	(81,271)
Gain on asset disposal (including real estate), net	(18,604)	(540)	(19,857)
Loss on operating lease terminations	—	411	411
Stock-based compensation expense	52,030	12,878	53,964
Goodwill impairment	19,911	—	19,911
Intangible assets impairment	3,100	—	3,100
Impairment of broadcast rights	28,380	—	28,380
Loss (income) on equity investments, net	1,906	(2,981)	(4,291)
Corporate one-time transaction expenses	48,396	6,546	49,500
Other expenses	947	2,662	3,129
Distributions from equity investments	171,591	153,082	209,536
Payments for broadcast rights	(252,076)	(57,638)	(243,563)
Cash interest expense, net(a)	(435,603)	(110,625)	(334,998)
Capital expenditures, excluding station repack and CVR spectrum(b)	(117,626)	(19,856)	(114,853)
Capital expenditures related to station repack	(41,827)	(16,706)	(51,933)
Proceeds from disposals of property and equipment (including real estates and other assets)	63,441	612	61,182
Proceeds from the sale of investments	15,232	107,500	118,842
Operating cash income tax payments(c)	(155,597)	(1,438)	(158,685)

Pro forma free cash flow before one-time transaction expenses	1,073,091	392,105	1,307,624
Add (Less):
Corporate one-time transaction expenses	(48,396)	(6,546)	(49,500)

Pro forma free cash flow	$1,024,695	$385,559	$1,258,124

(a)	Excludes payments of $19.6 million in one-time fees in January 2017 associated with the financing of the Company’s merger with Media General.
(b)

During the year ended December 31, 2018, capital expenditures related to relinquishment of the CVR spectrum were $2.9 million. During the three months ended March 31, 2019 and 2018, capital expenditures related to relinquishment of the CVR spectrum were $0.6 million and $1.0 million, respectively.

(c)

Excludes the payments of $1.1 million in taxes during the year ended December 31, 2018 and $237.9 million during the year ended December 31, 2017 related to tax liabilities assumed in or resulting from various station acquisitions and sales.